Exhibit 10.2

TOPBUILD CORP.

2015 LONG TERM STOCK INCENTIVE PLAN

Amended and Restated Effective May 2, 2016

SECTION 1. Purposes.

The purposes of the 2015 Long Term Stock Incentive Plan (the “Plan”) are to encourage selected employees and non-employee directors of and  consultants to TopBuild Corp. (the  “Company”) and its Affiliates to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company’s future success and prosperity, and enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders. The Plan is intended to provide Plan Participants with forms of long-term incentive compensation that are not subject to the deduction limitation rules prescribed under Section 162(m) of the Code, and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)   “Affiliate” shall mean  any entity in which the Company’s direct or indirect equity interest is at least twenty percent, and any other  entity in which the Company has a significant direct or indirect equity interest, whether more or less than twenty percent, as determined  by the Committee.

(b)   “Award” shall mean  any Option, Stock Appreciation Right, Restricted Stock, Restricted  Stock Unit,  Performance Award, or Dividend Equivalent granted under the Plan.

(c)   “Award Agreement” shall mean  any agreement, contract or other instrument or document (including in an electronic medium) evidencing  any Award granted under  the Plan which may, but need not, be executed by the Participant.

(d)   “Board” shall mean the Board of Directors of the Company.

(e)   “Change in Control” shall mean at any time during a period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company’s Board, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof. For purposes hereof, “Excluded Directors” are directors whose (i) election by the Board or approval by the Board for stockholder election occurred within one year after any “person” or “group of persons,” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, commencing a tender offer for, or becoming the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company, other than pursuant to a tender offer approved by the Board prior to its commencement or pursuant to stock acquisitions approved by the Board prior to their representing 25 percent or more of such combined voting power or (ii) initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of  an individual, corporation, partnership, group, associate or other entity or “person” other  than the Board.

(f)   “Code” shall mean the Internal  Revenue Code of 1986, as amended  from time to  time.

(g)   “Committee” shall mean a  committee of the Company’s directors designated  by the Board to administer the Plan and composed of not less than two directors, each of whom is a “non-employee director,” an “independent director”  and an “outside director,” within the meaning of  and to the  extent required respectively by Rule 16b-3, the applicable rules of the NYSE  and Section 162(m) of the Code,  and any regulations issued thereunder.

(h)   “Dividend Equivalent” shall mean  any right granted under Section 6(f) of the Plan.

(i)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)   “Executive Group” shall mean  every person who the Committee believes may be both (i) a “covered employee” as defined in Section 162(m) of the Code  as of the  end of the taxable year in which the Company expects to take a deduction of the Award, and (ii) the recipient of compensation of more than $1,000,000 (as such amount appearing in Section 162(m) of the Code may be  adjusted  by any subsequent legislation) for that taxable year.

(k)   “Fair Market Value” of a Share means the closing price of a Share as reported by the consolidated tape of the NYSE on the date in question.

(l)   “Incentive Stock Option” shall mean  an Option granted under Section 6(a) of the Plan that  is intended to meet  the requirements of Section 422 of the Code, or  any successor provision thereto.

(m)   “Non-Qualified Stock Option” shall mean  an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n)   “NYSE” shall mean  the New  York Stock Exchange.

(o)   “Option” shall mean  an Incentive Stock Option or a Non-Qualified  Stock Option.

(p)   “Participant” shall mean  an  employee of or consultant to the Company or any Affiliate or a director of  the Company designated to be granted an Award under the Plan or, for the purpose of granting Substitute Awards, a holder of options or other equity based  awards relating to the shares of a company acquired  by the Company or with which the Company combines.

(q)   “Performance Award” shall mean  any right granted under Section 6(e) of the Plan.

(r)   “Restricted Period” shall mean the period of time during which Awards of Restricted  Stock or Restricted  Stock Units are subject  to restrictions.

(s)   “Restricted Stock” shall mean  any Share granted under Section 6(d) of the Plan.

(t)   “Restricted Stock Unit” shall mean  any right granted under Section 6(d) of the Plan that is denominated in Shares.

(u)   “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(v)   “Section 16” shall mean  Section 16 of the Exchange Act, the  rules and regulations promulgated by the Securities and Exchange Commission thereunder, or  any successor provision, rule or  regulation.

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(w)   “Shares” shall mean the Company’s common stock, par value $0.01 per share,  and such other securities or property as may become the subject of Awards, or become subject  to Awards, pursuant to  an  adjustment made under Section 4(c) of the Plan.

(x)   “Stock Appreciation Right” shall mean  any right granted under Section 6(c) of the Plan.

(y)   “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a  company acquired  by the Company or with which  the Company combines,  or  Awards granted in replacement or substitution of  awards previously granted by Masco Corporation prior to their forfeiture upon the effective date of the spin-off of the Company from Masco.

SECTION 3. Administration.

The Committee shall administer the Plan, and subject  to the terms of the Plan and applicable law, the Committee’s authority shall include without limitation the power to:

(a)   designate Participants;

(b)   determine the types  of  Awards to be granted;

(c)   determine the number of Shares to be covered  by Awards and any payments, rights or other matters to be calculated in connection therewith;

(d)   determine the terms and conditions of Awards and  amend the terms and  conditions of outstanding Awards;

(e)   determine how, whether, to what extent, and under  what circumstances Awards may be settled or exercised in cash, Shares, other securities, other  Awards or other property,  or  canceled, forfeited or suspended;

(f)   determine how, whether, to what extent, and under  what circumstances cash, Shares, other securities,  other Awards, other property and other amounts payable with respect  to  an Award shall be deferred either automatically or  at  the  election of the holder thereof or of the Committee;

(g)   determine the methods or procedures for  establishing the fair market value of  any property (including, without limitation, any Shares or other securities) transferred, exchanged, given or received with respect  to the Plan or  any Award;

(h)   prescribe and amend the forms of Award Agreements and other instruments required under or advisable with respect  to the Plan;

(i)   designate Options granted to key employees of the Company or its subsidiaries as  Incentive Stock Options;

(j)   interpret and administer the Plan, Award Agreements, Awards and any contract, document, instrument or  agreement relating thereto;

(k)   establish, amend, suspend or waive such  rules and regulations and appoint such agents as it shall deem appropriate for the  administration of the Plan;

(l)   decide all questions and settle all controversies and disputes which may arise in connection with the Plan, Award Agreements and Awards;

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(m)   delegate to a committee of one or more directors of the Company, subject to such terms and limitations as the Committee shall determine, the authority to designate Participants and  grant Awards, and to amend Awards granted to Participants, except with respect  to  Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act;

(n)   delegate to one or more officers or managers of the Company,  or a committee of such officers and managers, the  authority, subject  to such terms and limitations as the Committee shall determine, to cancel, modify, waive rights with respect  to, alter, discontinue, suspend or terminate Awards held by employees, except employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act; provided, however, that any delegation to management shall conform with the requirements of the NYSE  applicable to the Company and Delaware corporate law; and

(o)   make  any other determination and take  any other  action that the Committee deems necessary or desirable for the interpretation, application and administration of the Plan, Award Agreements and Awards.

All designations, determinations, interpretations and other decisions under or with respect to the Plan, Award Agreements or any Award shall be within the sole discretion of the Committee, may be made  at any time and shall be final, conclusive  and binding upon all persons, including the Company, Affiliates, Participants, beneficiaries of Awards and stockholders  of the Company.

SECTION 4. Shares Available for Awards.

(a)   Shares  Available. Subject  to  adjustment as provided in Section 4(c), the maximum number of Shares available for issuance in respect of Awards made under the Plan shall be 4,000,000 Shares, provided, however, that if for any reason any Award under the Plan other than a Substitute Award is forfeited, canceled, expired, or settled in cash, the number of Shares available for issuance in respect of Awards under the Plan shall be increased  by the number  of  Shares so forfeited, canceled, expired or settled in cash.

Notwithstanding anything to the contrary contained herein, the following shall not increase the number of Shares available for issuance in respect of Awards under the Plan:  (i) Shares delivered in payment of an Option, (ii) Shares that are repurchased by the Company with Option proceeds and (iii) Shares withheld to satisfy withholding taxes on any Award. In addition, Shares covered by an SAR, to the extent that it is exercised and settled in Shares, and regardless of whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan. Subject to the foregoing, Shares may be made available from the authorized but unissued Shares of the Company or from Shares reacquired by the Company.

Additionally, in the event that a corporation acquired by (or combined with) the Company or any subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that awards using such

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available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or combination.

(b)   Individual Stock-Based Awards. Subject  to  adjustment as provided in Section 4(c), no Participant may receive Options or Stock Appreciation Rights under the Plan in any calendar  year that  relate to more than 1,000,000 Shares in the aggregate; provided, however, that such number may be increased with respect  to  any Participant by any Shares available for grant to such Participant in  accordance with this Section 4(b) in any prior years that were not granted in such prior year. No provision of this Section 4(b) shall be construed  as limiting the amount of any other stock-based or cash-based  award which may be granted to any Participant. In any fiscal year of the Company, no Participant who is a non-employee director of the Company may be granted Awards valued at more than $450,000 at the time of grant.

(c)   Adjustments. Upon the occurrence of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or extraordinary transaction or event which affects the Shares, then the Committee shall make such adjustment, if any, in such manner as it deems appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, in (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards both to any individual and to all Participants, (ii) outstanding Awards including without limitation the number and type of Shares (or other securities or property) subject thereto, and (iii) the grant, purchase or exercise price with respect to outstanding Awards and, if deemed appropriate, make provision for cash payments to the holders of outstanding Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)   Substitute Awards. Shares underlying Substitute Awards shall not reduce the number of shares  remaining available  for issuance under  the  Plan for  any purpose.

SECTION 5. Eligibility.

Any employee of or  consultant to the Company or any Affiliate, or any director of the Company, is eligible to be designated a Participant.

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SECTION 6. Awards.

(a)   Options.

(i)      Grant. The Committee is authorized to grant Options to Participants with such terms and conditions, not inconsistent with  the provisions of the Plan, as the Committee shall determine, as specified in the applicable Award Agreement. The Award Agreement shall specify:

(A)   the purchase price per Share under  each Option, provided, however, that such price shall be not less than 100% of the fair market  value of the Shares underlying such Option on the date of grant (except in the case of Substitute Awards);

(B)   the term of each Option (not to  exceed ten years);

(C)   the time or times at which an Option may be exercised, in whole or in part, the method or methods by which and the form or forms (including, without limitation, cash, Shares, other  Awards or other property,  or  any combination thereof, having a fair market value on the  exercise date  equal  to the relevant exercise price) in which payment of the exercise price with respect  thereto may be made or deemed to have been made;

(i)   vesting requirements including, for time-based Awards in excess of 5% of the number of Shares available for Awards pursuant to Section 4, a vesting period of no less than one year, except with respect to substitute awards for grants made under a plan of an acquired business entity or in limited cases of an intervening event related to death, disability, retirement, or a Change in Control, and

(E)   all other terms and conditions applicable to the Option as shall be determined by the Committee in its discretion, including provisions applicable in the event the Participant terminates employment.

A Participant shall have the rights of a stockholder only as and when  Shares have been actually issued to the Participant pursuant to the Plan.

(ii)      ISOs.  The terms of any  Incentive Stock Option granted under the Plan shall  comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. The maximum number of Shares that may be awarded  as Incentive Stock Options is 4,000,000. Each Award Agreement shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Options failing to qualify as Incentive Stock Options for any reason will be treated as Non-Qualified Stock Options, rather than forfeited.

(b)   Restoration Options. The Committee may not grant restoration options.

(c)   Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to  Participants. Subject  to the terms of the Plan, a Stock Appreciation Right granted

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under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the  excess of (i) the fair market value of one Share on the date of  exercise or, if the Committee shall so determine in the case of any such right other than one related to any  Incentive Stock Option, at  any time during a specified period before or after the date of  exercise over (ii) the fair market value on the date of grant.

Subject to the terms of the Plan, the Committee shall determine the grant price, which shall not be less than 100% of the fair market value of the Shares underlying the Stock Appreciation Right on the date of grant, term (not to exceed ten years).  The Committee shall also determine, in its discretion, methods of exercise and settlement and any other terms and conditions of any Stock Appreciation Right and may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, which terms and conditions shall be described in the applicable Award Agreement.  The Award Agreement shall set forth applicable vesting requirements including, for time-based Awards in excess of 5% of the number of Shares available for Awards pursuant to Section 4, a vesting period of no less than one year, except with respect to substitute awards for grants made under a plan of an acquired business entity or in limited cases of an intervening event related to death, disability, retirement, or a Change in Control.

(d)   Restricted Stock and Restricted Stock Units.

(i)   Issuance.  The Committee is authorized to grant to  Participants Awards of Restricted  Stock, which shall consist of Shares, and Restricted  Stock Units which shall give the Participant the right to  receive cash, Shares, other securities, other Awards or other property, in each case subject  to the termination of the Restricted Period determined  by the Committee. Notwithstanding the following terms, the Committee may impose other terms that  may be more or less favorable to the Company as it deems fit. In the  absence of any such differing provisions, Awards of Restricted Stock  and Restricted Stock Units shall have the provisions described below.

(ii)   Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of Shares covered by the same Award.  Subject to the terms of the Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise (including the achievement of performance measures as set forth in Section 6(e) hereof), as the Committee may deem appropriate. The applicable Award Agreement shall set forth all such restrictions, as well as such other terms and conditions applicable to the Award as shall be determined by the Committee in its discretion, including provisions related to vesting and the provisions applicable in the event the Participant terminates employment.  The Award Agreement shall set forth applicable vesting requirements including, for time-based Awards in excess of 5% of the number of Shares available for Awards pursuant to Section 4, a vesting period of no less than one year, except with respect to substitute awards for grants made under a plan of an acquired business entity or in limited cases of an intervening event related to death, disability, retirement, or a Change in Control.  Subject to the aforementioned restrictions and the

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provisions of the Plan, including the provisions of Section 4(c)  hereof, a  Participant shall have  all of the rights of a stockholder  with respect to Restricted  Stock.

(iii)   Registration. Restricted Stock granted under the Plan may be  evidenced in such manner  as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock  certificates.

(e)   Performance Awards.

(i)   The Committee is hereby authorized to grant Performance Awards to Participants.

(ii)   Subject to the terms of the Plan, a Performance Award granted under the Plan (A) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities or other Awards, and (B) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. Unless the Committee determines otherwise, the performance period relating to any Performance Award shall be at least one calendar year commencing January 1 and ending December 31 (except in circumstances in connection with a Change in Control, in which event the performance period may be shorter than one year).

(iii)   If the Committee intends that a Performance Award to a member of the Executive Group should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, then such award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more performance measures with respect to the Company or any of its Affiliates.  Available performance measures shall be based on the following performance measures (or an equivalent metric) each determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company:

Cash flow (before or after dividends)	Return on net assets
Earnings per share	Return on net tangible assets
EBIT	Return on sales
EBITDA	Revenue growth
Gross margin	Revenues
Gross profit	Safety measures
Net income	SG&A as a percent of sales
Operating margin	Total cost productivity

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Operating profit	Total shareholder return
Quality measures	Working capital
Return on assets	Working capital as a percent of sales
Return on equity	Working capital efficiency
Return on invested capital

The Applicable performance measures shall be described in the Award Agreement. If the Committee so provides in an Award Agreement, the following may be excluded in determining whether any performance criterion has been attained: impact of charges for restructurings, the effects of acquisitions and divestitures and related expenses, losses resulting from discontinued operations, extraordinary losses (in accordance with generally accepted accounting principles, as currently in effect), the cumulative effect of changes in accounting principles and other unusual, non-recurring items of loss that are separately identified and quantified in the Company’s audited financial statements. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative; in addition, performance measures may be applied on a corporate-wide or division/business segment basis, and may be applied to the performance of the Company and/or one or more Affiliates relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. To the extent a Performance Award is designed to constitute performance-based compensation under Section 162(m) of the Code, performance measures shall be established within 90 days of the beginning of the period of service to which the performance measures relate.  For any Performance Award, the maximum amount that may be delivered or earned in settlement of all such Awards granted in any year shall be (x) if and to the extent that such Awards are denominated in Shares, 1,000,000 Shares (subject to adjustment as provided in Section 4(c)) and (y) if and to the extent that such Awards are denominated in cash, $5,000,000. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 6(e)(iii) applies upon attainment of such pre-established formula.

(f)   Dividend Equivalents. The Committee is authorized to grant to  Participants Awards under  which the holders thereof shall be  entitled to receive payments equivalent to dividends or interest with respect  to a number of Shares determined by the Committee,  and the Committee may provide that such  amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject  to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine, as set forth in the Award Agreement, but shall not be awarded on Options or Stock Appreciation Rights, or on unearned  Performance Awards.

(g)   Termination of Employment. Except as otherwise provided in the Plan or the applicable Award Agreement, or as determined  by the Committee:

(i)   Awards granted to, or otherwise held by,  employees will terminate, expire  and be forfeited upon termination of  employment, which shall include a  change in status from employee to consultant and termination by reason of the fact that an  entity is no longer an Affiliate, and

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(ii)   a Participant’s employment shall not be considered to be terminated (A) in the case of approved sick leave or other  approved leave of absence  (not to  exceed one year or such  other period as the Committee may determine), or  (B) in the case of a transfer  among the Company  and its Affiliates.

(h)   Section 409A Compliance. To the extent an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, the Committee shall establish Award Agreement terms and provisions that comply with Section 409A of the Code and regulations thereunder.

SECTION 7. General.

(a)   No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required  by applicable law.

(b)   Awards May Be Granted Separately or Together. Subject to the provisions of Section 7(h), awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other Plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under another Plan of the Company or an Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)   Forms of Payment Under Awards. Subject  to the terms of the Plan and of  any applicable Award Agreement, payments or transfers to be made by the Company or  an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or  forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other  Awards, or other property,  or  any combination thereof,  and may be made in a single payment or transfer, in installments, or on a deferred basis, in each  case in accordance with rules and procedures  established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of  Dividend Equivalents in respect of installment or deferred payments.

(d)   Limits on Transfer of Awards. Awards cannot be transferred, except the Committee is hereby authorized to permit  the transfer of Awards under the  following terms and conditions and with such  additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)   No Award or  right under  any Award may be sold, encumbered, pledged, alienated, attached, assigned or transferred in any manner  and  any attempt to do any of the foregoing shall be void and unenforceable against the Company.

(ii)   Notwithstanding the provisions of Section 7(d)(i)  above:

(A)   An Option may be transferred:

(1)   to a beneficiary designated by the Participant in writing on a form approved  by the Committee;

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(2)   by will or the  applicable laws of descent and distribution to the personal representative, executor or  administrator of the Participant’s estate; or

(3)   to a revocable grantor trust established by the Participant for the sole benefit of the Participant during the Participant’s life,  and under the terms of  which the Participant is and remains the sole trustee until death or physical or mental incapacity.  Such  assignment shall be  effected by a written instrument in form and content satisfactory to the Committee,  and the Participant shall deliver to the Committee a true  copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to  which an  assignment is permitted  by the terms hereof, or if after assignment, because of amendment, by force of law or  any other  reason such trust no longer meets such criteria, such attempted  assignment shall be void and may be disregarded  by the Committee  and the Company and all rights to  any such Options shall revert to and remain solely with the Participant. Notwithstanding a qualified  assignment, for the purpose of determining compensation arising by reason of the Option, the Participant, and not the trust to which rights under such  an Option may be assigned, shall continue to be considered  an employee or  consultant, as the case may be, of the Company or an Affiliate, but such trust and the  Participant shall be bound  by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of  and delivered to such trust shall be  conclusively considered issuance  and delivery to the Participant.

(B)   A Participant may assign or transfer rights under  an  Award of Restricted  Stock or Restricted  Stock Units:

(1)   to a beneficiary designated by the Participant in writing on a form  approved  by the Committee;

(2)   by will or the  applicable laws of descent and distribution to the personal representative, executor or  administrator of the Participant’s estate; or

(3)   to a revocable grantor trust established by the Participant for the sole benefit of the Participant during the Participant’s life,  and under the terms of which the Participant is and remains the sole trustee until death or physical or mental  incapacity.  Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee,  and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such  an  Award does not meet  the  criteria of a trust to which  an  assignment is permitted  by the terms hereof,  or if after  assignment, because of amendment, by force of law or  any other reason such trust no longer meets such  criteria, such attempted assignment shall be void and may be disregarded  by the Committee  and the Company and all rights to  any such Awards shall revert to and remain solely with the Participant. Notwithstanding a qualified  assignment, for the purpose of determining compensation arising by reason of the Award, the  Participant, and not the trust to which rights under such  an Award may be assigned,

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shall continue to be considered an  employee or  consultant, as the case may be, of the Company or  an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this  Plan. Shares issued in the name of and delivered to such trust shall be  conclusively considered issuance  and delivery to the Participant.

(iii)      The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the Participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the Participant, any trustee, the personal representatives of the Participant’s estate and all persons asserting a claim based on an Award. The delivery by a Participant of a beneficiary designation, or an assignment of rights under an Award as permitted hereunder, shall constitute the Participant’s irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the Participant) which may be asserted or alleged to be based on an Award subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver Shares to a beneficiary, heir or trustee until it receives indemnity against claims of third parties satisfactory to the Company.

(e)   Share Certificates. All certificates for, or other indicia of,  Shares or other securities delivered under the Plan pursuant to  any Award or the exercise thereof shall be subject  to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such  Shares  or other  securities are then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such  certificates to make  appropriate reference to such restrictions.

(f)   Change in Control. The vesting and payment terms applicable to an Award following a Change in Control, if any, shall be determined by the Committee at the time the Award is granted and shall be specified in the applicable Award Agreement.

(g)   Cash Settlement. Notwithstanding any provision of this  Plan or of any Award Agreement to the contrary, but subject to provisions of Section 409A of the Code, any Award outstanding hereunder may at any time be cancelled in the Committee’s sole discretion upon payment of the value of such Award to the holder thereof in cash or in another  Award hereunder, such  value to be determined  by the Committee in its sole discretion.

(h)   Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or

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Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

(i)   Clawback Upon Restatement.  In the event the Company has a restatement of its financial statements, other than as a result of changes to accounting rules and regulations, the Committee shall have the discretion at any time (notwithstanding any expiration of this Plan or of the  rights or obligations otherwise arising hereunder) to require  any Participant to return all cash or Shares which he may have acquired (or which he is deemed to have acquired)  as a result of any  Performance Award payment or  as a result of the sale of Shares which may have vested under  any Award, and to waive,  forfeit and surrender to the Company the right to any unrealized  Performance Award payments and to all unsold vested Shares  and all unvested Shares made under  any Award (whether or not such  Participant may then be  an employee,  consultant or director of the Company or  any of its affiliates, and whether or not such  Participant’s or  any other person’s misconduct  may have caused such restatement),  provided that such payment or right to payment or Award was earned, paid or granted during the three-year period preceding the date of restatement of such restated financial results and provided, further, that any such recovery shall be offset  by recovery otherwise obtained hereunder. The Committee retains discretion regarding the application of these provisions.

SECTION 8. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)   Amendments to the Plan. The Board may amend the Plan  and the Board or the Committee may amend any outstanding Award; provided, however, that: (I) no Plan amendment shall be effective until approved  by stockholders of the Company (i) if any stockholder  approval  thereof is required in order  for the Plan to continue to satisfy the conditions of the  applicable rules and regulations that the Committee has determined to be necessary to comply with, and (ii) if such  Plan amendment would materially (A) increase the number of Shares available under the Plan or issuable to a Participant (other than a  change in the number of Shares made in connection with an event described in Section 4(c) hereof), (B) change the types of Awards that  may be granted under the Plan, (C) expand the class of persons eligible to receive Awards under the Plan, or (D) directly or indirectly (including through  an  exchange of underwater options or SARs for cash or other  Awards) reduce the price  at which an Option or Stock Appreciation Right is exercisable (other  than in connection with an event described  in  Section 4(c) hereof or the granting of a Substitute Award),  and (II) without the consent of affected Participants, no amendment of the Plan or (other than as  required herein) of  any Award may impair the  rights of Participants under outstanding Awards.

(b)   Waivers. The Committee may waive any conditions to the Company’s obligations or  rights of the Company under  any Award theretofore granted, prospectively or retroactively, without the consent of any Participant.

(c)   Adjustments of Awards Upon the Occurrence of  Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make  adjustments in the terms and conditions of,  and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the  events described in Section 4(c) hereof) affecting the

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Company,  any Affiliate, or the financial statements of the Company or  any Affiliate, or of  changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are  appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made  available under the Plan; provided, however, no such  adjustment shall be made to an Award granted under Section 6(e)(iii) if the Committee intends such Award to constitute “qualified performance-based compensation” unless such  adjustment is permitted under Section 162(m) of the Code.

SECTION 9. Correction of Defects, Omissions, and Inconsistencies.

The Committee may correct any defect, supply any omission or  reconcile any inconsistency in the Plan or  any Award in the manner  and to the extent it shall deem desirable to effectuate the  Plan.

SECTION 10. General Provisions.

(a)   No Rights to Awards. No Participant or other person shall have any claim  to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards of the same type  and the determination of the Committee to grant a waiver or modification of  any Award and the terms and conditions thereof need not be the same with respect  to  each  Participant.

(b)   Withholding. The Company or any Affiliate shall be  authorized to withhold from any Award granted or any payment due or transfer  made under  any Award or under the Plan the amount (in cash, Shares, other securities, other  Awards or other property) of withholding taxes due (limited to the minimum statutory amount) in respect of an  Award, its exercise or  any payment or transfer under  such Award or under the Plan  and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(c)   No Limit on Other  Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)   No Right to Employment or Service. The grant of an Award shall not be construed  as  giving a Participant the right to be retained in the employ or service of the Company or  any Affiliate.  Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(e)   Governing Law. The validity,  construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Florida (without regard to any state’s conflict of laws principles) and applicable Federal  law.  Any legal action related to this Plan shall be brought only in a federal or state court located in Florida.

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(f)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or  as to any person or Award, or would disqualify the Plan or any Award under  any law  deemed applicable by the Committee, such provision shall be  construed or deemed  amended to conform  to  applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially  altering the intent of the  Plan or the Award, such provision shall be stricken  as to such jurisdiction, person or Award, and the remainder of the Plan  and any such Award shall  remain in full force and effect.

(g)   No Trust or Fund Created. Neither the Plan nor  any Award shall create or be  construed to create a trust or separate fund of  any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or  any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to  an Award, such right shall be no greater than the right of  any unsecured general creditor of the Company or any Affiliate.

(h)   No Fractional Shares. No fractional  Shares shall be issued or delivered pursuant to the Plan or  any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional  Shares, or whether such  fractional  Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(i)   Headings. Headings  are given to the Sections and subsections of the Plan solely as a  convenience to facilitate reference.  Such headings shall not be deemed in any way material  or relevant to the construction or interpretation of the Plan or  any provision thereof.

SECTION 11. Term.

The Plan shall be restated effective  as of the date of its approval  by the Company’s stockholders and no Awards shall be made under the Plan ten years after the restatement date.

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TOPBUILD CORP.

NON-EMPLOYEE DIRECTORS EQUITY PROGRAM UNDER THE 2015 LONG

TERM STOCK INCENTIVE PLAN

Amended and Restated Effective May 2, 2016

For purposes of the TopBuild Corp. (the “Company”) Non-Employee Directors Equity Program (the “Program”), an “Eligible Director” is any director of the Company who is not an employee of the Company and who receives a fee for services as a director.  Terms not defined herein have the meaning given to them in the Company’s 2015 Long Term Stock Incentive Plan, as amended from time to time (the “Plan”).

Section 1. Restricted Stock Award

(a)   (i)  Eligibility for Award.  Effective on July 1, 2015 (the “Effective Date”) and thereafter on the date of each of the Company’s annual stockholders’ meetings (the “Annual Meeting”), each person who is or becomes an Eligible Director on the Effective Date or at such Annual Meetings shall be granted an Award of Restricted Stock.

(ii)  Amount of Award.   The amount of the Award of Restricted Stock shall be equal to one-half of the annual retainer then paid to non-employee directors as compensation for their service as a director, rounded to the nearest ten Shares and disregarding any retainer provided as compensation for service on a Board committee, or as Chair of a Board committee or the Board (if awarded at the Effective Date, the “Initial Award” and if awarded at an Annual Meeting, the “Annual Retainer”). If an Eligible Director begins serving as a director other than as of the Effective Date or as of the date of an Annual Meeting, Awards of Restricted Stock granted hereunder shall be granted on the date of the meeting of the Governance Committee that takes place on or after such Eligible Director is first elected or appointed to the Board, and such Awards shall be pro-rated to reflect the partial service to be provided by such Eligible Director in the period between Annual Meetings.

(iii)  Adjustment to Amount or Terms of Award.   The Board shall have sole discretion to adjust the amount of the Initial Award or the Annual Retainer to be paid in the form of Shares and the terms of any such Award of Shares.  Except as the Board may otherwise determine, any increase or decrease in an Eligible Director’s Initial Award or the Annual Retainer during a period with respect to which such Eligible Director has already been granted an Award of Restricted Stock shall be implemented by increasing or decreasing the cash portion of such Eligible Director’s Annual Retainer; provided that any such increase or decrease shall comply with Section 409A of the Code and regulations thereunder to the extent an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code.

(b)   Each Award of Restricted Stock granted hereunder shall vest on such schedule as determined by the Board at the time the Award is granted.  The applicable Award Agreement shall set forth vesting conditions as well as such other terms and conditions applicable to the Award as shall be determined by the Board in its discretion, including

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provisions applicable upon the termination of the Eligible Director’s term of service as a director.

(c)   The price of the Shares used in determining the number of Shares subject to an Award of Restricted Stock granted hereunder shall be calculated in accordance with the Company’s pricing policy or, if a pricing policy has not been adopted by the Company, shall be the fair market value of the Shares as determined by the Board on the effective grant date of such Award.

(d)   Each Eligible Director shall be entitled to vote and receive dividends on the Shares subject to the Award of Restricted Stock, but will not be able to obtain a stock certificate or sell, encumber or otherwise transfer such Shares of Restricted Stock except in accordance with the terms of the Plan.

Section 2. Non-Compete Provision

Each Award of Restricted Stock granted hereunder shall contain a provision whereby the Award holder shall agree, in consideration for the Award and regardless of whether restrictions on Shares of Restricted Stock have lapsed, as follows:

(a)   While the holder is a director of the Company and for a period of one year following the later of the last date of vesting of any Shares or the termination of such holder’s term as a director of the Company, other than a termination following a Change in Control, the Award holder shall agree not to engage in, and not to become associated in a “Prohibited Capacity” (as hereinafter defined) with any other entity engaged in, any ‘‘Business Activities” (as hereinafter defined) and not to encourage or assist others in encouraging any employee of the Company or any of its subsidiaries to terminate employment or to become engaged in any such Prohibited Capacity with an entity engaged in any Business Activities. “Business Activities” shall mean the design, development, manufacture, sale, marketing or servicing of any product, or providing of services competitive with the products or services, of the Company or any subsidiary at any time while the Award is outstanding, to the extent that such competitive products or services are distributed or provided either (1) in the same geographic area as are such products or services of the Company or any of its subsidiaries or (2) to any of the same customers as such products or services of the Company or any of its subsidiaries are distributed or provided.  “Prohibited Capacity” shall mean being associated with an entity as a director, employee, consultant, investor or in another capacity where (1) confidential business information of the Company or any of its subsidiaries could be used in fulfilling any of the holder’s duties or responsibilities with such other entity, or (2) an investment by the Award holder in such other entity represents more than 1% of such other entity’s capital stock, partnership or other ownership interests.

(b)   Should the Award holder breach any of the restrictions contained in the preceding paragraph, by accepting an Award, the Award holder shall agree, independent of any equitable or legal remedies that the Company may have and without limiting the Company’s  right to any other equitable or legal remedies, to pay to the Company in cash immediately upon the demand of the Company (1) the amount of income realized for income tax purposes from the Award, net of all federal, state and other taxes payable on the amount of such income, but only to the extent that such income is realized from restrictions lapsing on Shares

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or exercises occurring, as the case may be, on or after the termination of the Award holder’s term as a director of the Company or within the two-year period prior to the date of such termination, plus (2) all costs and expenses of the Company in any effort to enforce its rights under this or the preceding paragraph.  The Company shall have the right to set off or withhold any amount owed to the Award holder by the Company or any of its subsidiaries or affiliates for any amount owed to the Company by the Award holder hereunder.

Section 3. Termination, Modification or Suspension

The Board may terminate, modify or suspend the Program at any time as it may deem advisable.

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